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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Post-Effective Amendment No. 3 to Form S-1 (Registration Statement No. 333-108483) of Alkermes, Inc. on Form S-3 of our report dated February 19, 2003 with respect to the financial statements of Reliant Pharmaceuticals, LLC as of and for the year ending December 31, 2002, included in Alkermes, Inc.'s Form 10-K for the year ended March 31, 2003.


Ernst & Young LLP

MetroPark, New Jersey
November 14, 2003